SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant |X|
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12.

                                        Hurco Companies, Inc.
--------------------------------------------------------------------------------
                           (Name of Registrant as Specified in Its Charter)

                                           Roger J. Wolf
--------------------------------------------------------------------------------
                             (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.
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         .......................................................................
     2) Aggregate number of securities to which transaction applies:
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         pursuant to Exchange Act Rule O-11 (Setforth the amount on which the filing fee is calculated and state how it was determined):
         .......................................................................
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     5) Total fee paid:
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[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:................................................
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     3)  Filing
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


                              HURCO COMPANIES, INC.

                               ONE TECHNOLOGY WAY
                                 P.O. BOX 68180
                          INDIANAPOLIS, INDIANA 46268
                                 (317) 293-5309

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 12, 1998


To Our Shareholders:

The 1998 Annual Meeting of Shareholders of Hurco Companies, Inc., will be held at the corporate headquarters of Hurco Companies, Inc., One Technology Way, Indianapolis, Indiana, 46268 at 10:00 a.m. EST on Tuesday, May 12, 1998, for the following purposes:

         1. To elect seven directors to serve until the next annual meeting or until their successors are duly elected and qualified.

         2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

If you do not expect to attend the Annual Meeting, please mark, sign and date the enclosed proxy and return it in the enclosed return envelope which requires no postage if mailed in the United States.

Only shareholders of record as of the close of business on March 20, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the above matters at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.


                                     By order of the Board of Directors,


                                        Roger J. Wolf, Secretary


April 3, 1998
Indianapolis, Indiana

                            YOUR VOTE IS IMPORTANT Even if you
                       plan to attend the meeting, we urge you to
                                mark, sign and date the
                        enclosed proxy and return it promptly
                               in the enclosed envelope.

                                   HURCO COMPANIES, INC.
                                    One Technology Way
                                      P. O. Box 68180
                                Indianapolis, Indiana 46268

                              Annual Meeting of Shareholders
                                        May 12, 1998
        ------------------------------------------------------------------------

                                      PROXY STATEMENT
        ------------------------------------------------------------------------

                    SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished to the holders (the "Shareholders") of common stock of Hurco Companies, Inc. ("Hurco" or the "Company") in connection with the solicitation of proxies by the Board of Directors for the 1998 Annual Meeting of Shareholders to be held at 10:00 a.m. EST on May 12, 1998 at the corporate headquarters of Hurco Companies, Inc., One Technology Way, Indianapolis, Indiana, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy are being mailed to the Shareholders on or about April 3, 1998. Proxies are being solicited principally by mail. Directors, officers and regular employees of Hurco may also solicit proxies personally by telephone, telegraph or otherwise. All expenses incident to the preparation and mailing to the Shareholders of the Notice, Proxy Statement and form of Proxy will be paid by Hurco.

Shareholders of record as of the close of business on March 20, 1998, are entitled to notice of and vote at the Annual Meeting or any adjournments thereof. On such record date, Hurco had 6,578,011 shares of common stock outstanding and entitled to vote. Each share will be entitled to one vote with respect to each matter submitted to a vote. The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business.

If the enclosed form of proxy is executed and returned, it may be revoked at any time before it is voted by giving written notice to the Secretary of the Company. If a shareholder executes more than one proxy, the proxy having the latest date will revoke any earlier proxies. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person.

A proxy, if returned properly executed and not subsequently revoked, will be voted in accordance with the instructions of the shareholder in the proxy. If no instructions are given, the proxy will be voted for the election of the Board of Directors' nominees named in this Proxy Statement. Directors will be elected by a plurality of the votes cast. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owners. Shares that are not voted with respect to a specific proposal will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Neither the non-voting of shares nor abstentions will affect the election of directors.

                        ELECTION OF DIRECTORS


The Board of Directors has nominated seven persons for election as directors. All nominees are currently directors. Each director will serve for a term of one year, which expires at the next Annual Meeting of Shareholders of the Company when his successor has been elected. The seven nominees are: Hendrik J. Hartong, Jr., Andrew L. Lewis IV, Brian D. McLaughlin, E. Keith Moore, Richard T. Niner, O. Curtis Noel and Charles E. Mitchell Rentschler. Unless authority is specifically withheld, the shares represented by the enclosed form of proxy will be voted in favor of these nominees.

If any of these nominees becomes unable to accept election, the persons named in the proxy will exercise their voting power in favor of such person or persons as the Board may recommend. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors knows of no reason why any of the nominees would be unable to accept election.

The following information sets forth the name of each director, his age, tenure as a director, principal occupation and business experience for the last five years:

                                                                 Served as a
Name                                        Age                 Director since
Hendrik J. Hartong, Jr. (1,3,4)             59                       1986

Andrew L. Lewis IV (2)                      41                       1988

Brian D. McLaughlin (1)                     55                       1987

E. Keith Moore                              75                       1990

Richard T. Niner (1,2,4)                    58                       1986

O. Curtis Noel (3,4)                        62                       1993

Charles E. Mitchell Rentschler (2,3)        58                       1986


Hendrik J. Hartong, Jr. is a general partner of Brynwood Management and Brynwood Management II, L.P., the general partners of Brynwood Partners Limited Partnership and Brynwood Partners II, L.P., respectively. Mr. Hartong has also served as a director and Chairman of the Board of Air Express International Corporation since 1985.

Andrew L. Lewis IV has served as Chief Executive Officer of KRR Partners, L.P. since July 1993. Mr. Lewis was a consultant for USPCI of Pennsylvania, Inc. from 1991 to 1993. Mr. Lewis is also a director of Air Express International Corporation.

Brian D. McLaughlin has been President and Chief Executive Officer of the Company since December, 1987.

E. Keith Moore has served as President of Hurco International, Inc., a subsidiary of the Company, since April 1988. Mr. Moore is also a director of Met-Coil Systems Corporation.

Richard T. Niner is a general partner of Brynwood Management and Brynwood Management II, L.P., the general partners of Brynwood Partners Limited Partnership and Brynwood Partners II, L.P., respectively. Mr. Niner is also a director of Air Express International Corporation, Arrow International, Inc. and Case, Pomeroy & Company,Inc.

O. Curtis Noel has been an independent business consultant for more than ten years specializing in market and industry studies, competitive analysis and corporate development programs with clients in the U.S. and abroad.

Charles E. Mitchell Rentschler has served as President and Chief Executive Officer of The Hamilton Foundry & Machine Co. since 1985.

(1)      Member of Executive Committee
(2)      Member of Audit Committee
(3)      Member of Compensation Committee
(4)      Member of Nominating Committee

In 1986, Brynwood Partners Limited Partnership ("Brynwood I") acquired 883,334 shares of common stock from the Company and designated four persons who were then elected as a majority of the Board of Directors of the Company. The current directors of the Company may be considered representatives or designees of Brynwood I. See SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The Board of Directors recommends a vote FOR each of the nominees listed above.


Board Meetings and Committees

During the last fiscal year, the Board of Directors held four meetings. All of the current directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served.

The Board has an Executive Committee which held no meetings during the last fiscal year. The Executive Committee may exercise all of the authority of the Board of Directors with respect to the general operations of Hurco between meetings of the Board.

The Board has a Compensation Committee which held one meeting during the last fiscal year. The Compensation Committee reviews and recommends to the Board the compensation of the officers and managers of Hurco and guidelines for the general wage structure of the entire workforce. The Compensation Committee also oversees the administration of the Company's employee benefit plans. The report of the Compensation Committee regarding executive compensation is included on page 10 of this Proxy Statement.

The Board also has an Audit Committee which held five meetings during the last fiscal year. The Audit Committee has the authority to oversee the Company's accounting and financial reporting activities, and meets with the Company's independent accountants and Chief Financial Officer to review the scope, cost and results of the annual audit and to review internal accounting controls, policies and procedures. The Board of Directors selects the independent accountants of Hurco upon the recommendation of the Audit Committee. See INDEPENDENT ACCOUNTANTS on page 12.

The Board of Directors has a Nominating Committee which held one meeting during the last fiscal year. The Nominating Committee reviews the structure and composition of the Board of Directors and considers the qualifications of and recommends all nominees for directors. The Nominating Committee will consider candidates whose names are submitted in writing by shareholders. Shareholders who wish to nominate persons for election as directors must comply with the advance notice and eligibility requirements contained in Article II, Section 10, of the Company's By-laws, a copy of which is available upon request. Such requests and any nominations should be addressed to the Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana 46268.

The members of these Committees are identified in the table on page 2.


Compensation of Directors

Each director who is not a full-time employee of the Company receives a fee of $1,000 for each meeting of the Board of Directors attended, and each such director also received $4,000 per quarter during fiscal 1997 and will receive $5,000 per quarter effective February 1, 1998. Directors are also entitled to receive reimbursement for travel and other expenses incurred in attending such meetings. Mr. Niner received annual compensation of $72,000 for his services as Chairman of the Executive Committee of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file reports of ownership with the Securities and Exchange Commission and Nasdaq. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, the Company believes that, during its fiscal year ending October 31, 1997, its officers, directors and greater than 10% beneficial owners complied with all filing requirements under Section 16(a).

EXECUTIVE COMPENSATION


Summary Compensation

The following table sets forth all compensation paid or accrued during each of the last three fiscal years to the Chief Executive Officer and each of the other four executive officers of the Company (the Named Executive Officers) whose salary and bonus exceeded $100,000 during fiscal 1997.

                              Summary Compensation Table
                                                                      All Other
                           Annual Compensation            Long-Term    Compen-
                                                         Compensation  sation
Name and              Fiscal Salary  Bonus  Other Annual  Securities Underlying
Principal Position     Year   ($)   ($) (1) Compensation ($) Option (2)($)  (3)
------------------    ------ ------ -------------------------------------------

Brian D. McLaughlin     1997 $250,000 $125,000     --          --      $51,726
President and CEO       1996  238,133   80,000     --       15,000       3,325
                        1995  226,936   75,000     --       10,000       3,234

Roger J. Wolf           1997  156,000   60,000     --          --       47,086
Sr. VP, Secretary       1996  148,500   75,000     --        3,000       2,880
Treasurer and CFO       1995  139,731   45,000     --       15,000       3,063

James D. Fabris         1997  140,000   60,000     --          --       23,504
Executive Vice          1996  122,500   50,000     --       10,000       3,199
President - Operations  1995  107,885   45,000     --        5,000       2,210

David E. Platts         1997  100,000   45,000     --          --       13,153
Vice President          1996   93,917   20,000     --        5,000         --
Research&Development    1995   87,834   15,000     --       10,000         --

Richard Blake           1997  108,550   41,750     --          --        4,633
V.P. of the Company and 1996   87,373   46,311     --       15,000       3,841
President Hurco Machine 1995   61,932   39,700     --          --        2,699
Tool Products Division
---------------------------

(1)      Represents cash bonuses earned and paid in the subsequent year.
(2) Represents options granted under the stock option plan related to the prior year's performance, other than specified below. The Company has not granted any Stock Appreciation Rights (SARs).
(3) Represents the Company's contribution to defined contribution plans and split dollar life insurance premiums. During fiscal 1997, the Company initiated Split-Dollar Life Insurance Agreements with certain officers of the Company. Under the terms of the agreements, the Company pays all of the premiums on behalf of the officers. The Company will be repaid the premiums from the policies' cash surrender value when the policies are terminated in accordance with the provisions of the agreements.

                            Defined Contribution Plan  Company paid Split-Dollar
         Named Officer            Company Match         Life Insurance Premiums

         Brian D. McLaughlin           $4,320                    $47,406
         Roger J. Wolf                  4,320                     42,766
         James D. Fabris                4,320                     19,184
         David E. Platts                  938                     12,215
         Richard Blake                  4,633                        --

Stock Options

The following table sets forth information related to options exercised during the 1997 fiscal year and options held at fiscal year-end by the Named Executive Officers. The Company does not have any outstanding SARs.

        Aggregated Option Exercises in Fiscal 1997 and Year-End Option Values

                                                           Value of
                                     Number of            Unexercised
                  Shares      Securities Underlying       In-the-Money
                 Acquired       Unexercised Options         Options
                    on     Value    at FY-End      (#)     at FY-End    ($) (1)
                 Exercise Realized   Exer-        Unexer-   Exer-       Unexer-
Name               (#)      ($)     cisable       cisable   cisable     cisable
----            ------------------  -------       -------   -------     -------

Brian D. McLaughlin --      --      114,999        10,001  $482,704      36,671
Roger J. Wolf       --      --       37,998        12,002    86,121      22,505
James D. Fabris     --      --       22,300        17,700   127,200      72,295
David E. Platts     --      --       20,000        10,000   115,000      40,000
Richard Blake       --      --        5,600        15,400    28,899      59,596
-----------------------------------------
(1) Value is calculated based on the closing market price of the common stock on October 31, 1997 ($8.375)less the option exercise price.


Compensation Committee Interlocks and Insider Participation

During fiscal 1997 the members of the Compensation Committee were Hendrik J. Hartong, Jr., O. Curtis Noel and Charles E. Mitchell Rentschler. None of the Committee members is a current or former officer or employee of the Company or any of its subsidiaries.


Employment Contracts

Brian D. McLaughlin entered into an employment contract on December 14, 1987. The contract term is month-to-month. Mr. McLaughlin's salary and bonus arrangements are set annually by the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Board of Directors. As part of that contract, Mr. McLaughlin is entitled to 12 months' salary if his employment is terminated for any reason other than gross misconduct.

Roger J. Wolf entered into an employment contract on January 8, 1993. The contract term is unspecified. Mr. Wolf's salary and bonus arrangements are set annually by the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Board of Directors. As part of that contract, Mr. Wolf is entitled to 12 months' salary if his employment is terminated without just cause.

James D. Fabris entered into an employment contract on November 18, 1997. The contract term is unspecified. Mr. Fabris' salary and bonus arrangement are set annually by the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Board of Directors. As part of the contract, Mr. Fabris is entitled to 12 months' salary if his employment is terminated for any reason other than gross misconduct.

Richard Blake entered into an employment contract on January 1, 1998. The contract term is thirty-six months and shall continue month-to-month thereafter. Mr. Blake's salary and bonus arrangements are set annually by the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Board of Directors. As part of the contract, Mr. Blake is entitled to 12 months' salary if his employment is terminated for any reason other than gross misconduct.

                             SECURITY OWNERSHIP OF CERTAIN
                            BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 1, 1998, regarding beneficial ownership of the Company's common stock by each director and Named Executive Officer, by all directors and executive officers as a group, and by certain other beneficial owners of more than 5% of the common stock. Each such person has sole voting and investment power with respect to such securities, except as otherwise noted.

                                                    Shares Beneficially Owned
Name and Address                                     Number           Percent
Other Beneficial Owners

Brynwood Partners Limited Partnership, et al (1)  1,704,832(1)        25.9%
Two Soundview Avenue
Greenwich, Connecticut  06830

Wellington Trust Company, NA (2)                    371,400(2)         5.7%
75 State Street
Boston, Massachusetts  02109

Wellington Management Co.(3)                        646,900(3)         9.8%
75 State Street
Boston, Massachusetts  02109

The TCW Group, Inc.                                 464,600            7.1%
865 South Figueroa Street
Los Angeles, California  90017

FMR Corporation (4)                                 364,028(4)         5.5%
82 Devonshire Street
Boston, Massachusetts  02109

Directors and Executive Officers

Hendrik J. Hartong, Jr.                           1,695,472 (1,5)     25.8%

Andrew L. Lewis IV                                   24,000 (5)        0.4%

Brian D. McLaughlin                                 151,475 (6,7)      2.3%

E. Keith Moore                                       38,010 (8)        0.6%

Richard T. Niner                                  1,707,362 (1,5)     26.0%

O. Curtis Noel                                       15,000 (5)        0.2%

Charles E. Mitchell Rentschler                       40,000 (5,9)      0.6%

Roger J. Wolf                                        43,390 (10)       0.7%

James D. Fabris                                      22,800 (11)       0.4%

David E. Platts                                      21,700 (12)       0.3%

Richard Blake                                         5,600 (13)       0.1%

Executive officers and directors                  2,097,807 (14)      31.9%
as a group (12 persons)

(1) According to a Schedule 13D dated July 3, 1996 and subsequent filings, Brynwood Partners Limited Partnership ("Brynwood I"), its general partner, Brynwood Management ("Brynwood Management"), Brynwood Partners II L.P. ("Brynwood II"), its general partner, Brynwood Management II, L.P. ("Brynwood Management II"), the partners of Brynwood Management, Hendrik J. Hartong, Jr., and Richard T. Niner, and HN Company, Inc. ("HN Company") are the beneficial owners of the shares indicated in the table. Brynwood I and Brynwood Management have shared voting and dispositive power over 1,390,001 shares; Brynwood II and Brynwood Management II have shared voting and dispositive power over 278,001 shares; Mr. Hartong has sole voting and dispositive power over 12,470 shares and shared voting and dispositive power over 1,668,002 shares; Mr. Niner has sole voting and dispositive power over 24,360 shares and shared voting and dispositive power over 1,668,002 shares; and HN Company has shared voting and dispositive power over 1,390,001 shares.

(2) According to a Schedule 13G dated December 31, 1997, Wellington Trust Company has shared voting power for all shares.

(3) According to a Schedule 13G dated December 31, 1997, Wellington Management Co. has shared voting power for all shares.

(4) According to a Schedule 13G dated December 31, 1997, FMR Corporation has no voting power for any of the shares.

(5) Includes 15,000 shares subject to options that are exercisable within 60 days.

(6) Includes 114,999 subject to options held by Mr. McLaughlin that are exercisable within 60 days.

(7) Includes 10,876 shares owned by Mr. McLaughlin's wife and children, as to which he may be deemed to have beneficial ownership.

(8) Includes 11,000 shares subject to options that are exercisable within 60 days.

(9) Includes 6,000 shares owned by Mr. Rentschler's wife, as to which he may be deemed to have beneficial ownership.

(10) Includes 37,998 shares subject to options that are exercisable within 60 days.

(11) Includes 22,300 shares subject to options that are exercisable within 60 days.

(12) Includes 20,000 shares subject to options that are exercisable within 60 days.

(13) Includes 5,600 shares subject to options that are exercisable within 60 days.

(14) Includes 287,897 shares subject to options that are exercisable within 60 days.

                       BOARD OF DIRECTORS' COMPENSATION COMMITTEE
                            REPORT ON EXECUTIVE COMPENSATION


The Compensation Committee of the Board of Directors establishes policies relating to the compensation arrangements of the Chief Executive Officer and all other executive officers and oversees the administration of the Company's employee benefit plans. All decisions of the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

Compensation Policy

The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policy integrates annual base compensation with incentive compensation plans based upon corporate performance and individual initiatives and performance. Measurement of corporate performance is primarily based on Company goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. Annual cash compensation, together with stock option incentives, are designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

Stock options are granted from time to time to key employees, based primarily on such person's potential contribution to the Company's growth and profitability. The Compensation Committee feels that stock options are an effective incentive for managers to create value for shareholders since the value of an option bears a direct relationship to the Company's stock price. The Compensation Committee believes that linking compensation for the Chief Executive Officer and all other executive officers to corporate performance results in a better alignment of compensation with corporate goals and shareholder interest. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately.

Fiscal 1997 Executive Compensation

For fiscal 1997, the Company's compensation program for the Chief Executive Officer and all other executive officers consisted of (i) base salary; (ii) a bonus pool based upon the performance measurements described above; and (iii) stock option awards. During fiscal year 1997, the annual compensation of the Chief Executive Officer included base salary, which was increased from fiscal 1996 for a cost-of-living adjustment, and a bonus based on the performance of the Company for the fiscal year. In evaluating fiscal 1997 performance, the Committee considered the results of the Company's patent licensing program, as well as other corporate performance criteria, in determining the bonus of the Chief Executive Officer and certain executive officers. The Committee believes that compensation levels for the Chief Executive Officer and all other executive officers and key employees during fiscal 1997 adequately reflect the Company's compensation goals and policies.

                                                  Hendrik J. Hartong, Jr.
                                                  O. Curtis Noel
                                                  Charles E. Mitchell Rentschler

                               PERFORMANCE GRAPH


The following graph illustrates the cumulative total shareholder return on Hurco common stock for the five-year period ended October 31, 1997, as compared to the NASDAQ stock market index for U.S. companies and to a peer group consisting of NASDAQ traded securities for U.S. companies in the same Standard Industrial Code
(SIC) group as Hurco (Industrial and Commercial Machining and Computer Equipment). The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of Hurco common stock.


(in tabular format)
                          10/31/92 10/31/93 10/31/94 10/31/95 10/31/96 10/31/97

CRSP Total Returns Index
for:

Hurco Companies, Inc.      100.0     48.0     63.0     94.0     74.0     134.0
Nasdaq Stock Market
 (US Companies)            100.0    128.8    129.6    174.5    206.0     271.0
NASDAQ Stock (SIC 3500-
 3599 US Companies)        100.0    110.8    129.2    214.1    250.4     340.6
 Industrial and com-
 mercial machinery and
 computer equipment

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The Indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 10/30/92.




                             INDEPENDENT ACCOUNTANTS

Arthur Andersen LLP served as the independent accountants to audit the financial statements of Hurco for the fiscal year ended October 31, 1997. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders. The Board of Directors expects to reappoint Arthur Andersen LLP as independent accountants to serve for the fiscal year ended October 31, 1998.

                              SHAREHOLDER PROPOSALS

Any proper proposal which a shareholder wishes to submit for consideration by the Shareholders at the 1999 Annual Meeting must be received by the Company by December 11, 1998. In order to be considered at the 1999 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in Article II, Section 9 of the Company's By-laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to Roger J. Wolf, Secretary, Hurco Companies, Inc., One Technology Way, P. O. Box 68180, Indianapolis, Indiana 46268.


                           ANNUAL REPORT ON FORM 10-K

The Company filed its Annual Report on Form 10-K for the fiscal year ended October 31, 1997 with the Securities and Exchange Commission. A copy of the Form 10-K without exhibits, is included in the Company's Annual Report to Shareholders. Shareholders may obtain a copy of the complete exhibits to the Form 10-K by writing to Roger J. Wolf, Senior Vice-President and Chief Financial Officer, Hurco Companies, Inc., One Technology Way, P. O. Box 68180, Indianapolis, Indiana 46268.


                                 OTHER BUSINESS

The Board of Directors knows of no other matters which may be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their business judgment on such matters.